SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:	July 2, 2015

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act;

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐ Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 – Other Events

Further to its continuing efforts to keep our shareholders informed, Omagine, Inc. (the “Company”) is providing the following information:

As previously disclosed, the Company’s 60% owned subsidiary, Omagine LLC (“LLC”), signed a Usufruct Agreement (“UA”) with the Government of Oman (the “Government”) on July 1, 2015, whereby the Government granted LLC certain rights over the one million square meters (approximately 245 acres) of beachfront land (the “Omagine Site”), which rights include the right to sell such land on a freehold basis (the “Usufruct Rights”).

On July 2, 2015, all of the necessary and required Government formalities, stamps and registration procedures were completed by the Ministry of Housing of the Government of Oman and Omagine LLC is now in possession of a signed, stamped and officially registered usufruct agreement which legally evidences Omagine LLC’s ownership of the usufruct rights over the land constituting the Omagine Site.

The Omagine Site will be utilized by LLC for the development in Oman by LLC of a mixed use tourism and residential project (the “Omagine Project”).

Early next week, after consultation with its accounting consultants and auditors, the Company expects to inform its shareholders of the results of the recent land and Usufruct Rights valuations that LLC had previously commissioned.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: July 2, 2015
	By:	/s/ Frank J. Drohan
Frank J. Drohan Chairman of the Board,
President and Chief Executive Officer